UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29661 (Commission File Number)	52-1782500 (I.R.S. Employer Identification No.)

52-2 Building

BDA International Enterprise Avenue

No. 2 Jingyuan North Street

Daxing District

Beijing 100176

People’s Republic of China

(Address of principal executive offices) (Zip code)

+86 (10) 8520-5588

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry into a Material Definitive Agreement.

Item 5.02 below is incorporated herein by reference in its entirety.

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 5, 2011, Jack Lu, the Chief Executive Officer of UTStarcom, Inc. (the “Company”), entered into an employment agreement with UTStarcom (China) Co., Ltd., a subsidiary of the Company (the “Subsidiary”), that is to be effective as of March 1, 2011 (the “Employment Contract”).  The Employment Contract is a form agreement used in the People’s Republic of China (the “PRC”) and, accordingly, the Subsidiary and Mr. Lu also entered into the Amendment to Employment Contract, dated May 5, 2011 (the “Amendment”), to (a) amend (i) the involuntary termination severance agreement previously entered into between the Company and Mr. Lu and (ii) certain terms of the Employment Contract and (b) provide Mr. Lu with the applicable executive benefits offered to non-Chinese executives working in the PRC.  The terms of the Employment Contract as amended by the Amendment reflect the terms previously approved by the Company’s board of directors on February 24, 2011.

Item 9.01                                            Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
10.1	Employment Contract, dated May 5, 2011, by and between UTStarcom (China) Co., Ltd. and Jack Lu (Translation from Chinese)
10.2	Amendment to Employment Contract, dated May 5, 2011, by and between UTStarcom (China) Co., Ltd. and Jack Lu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: May 10, 2011	By:	/s/ JACK LU
	Name:	Jack Lu
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Contract, dated May 5, 2011, by and between UTStarcom (China) Co., Ltd. and Jack Lu (Translation from Chinese)
10.2	Amendment to Employment Contract, dated May 5, 2011, by and between UTStarcom (China) Co., Ltd. and Jack Lu